U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                   CURRENT REPORT UNDER SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934

                          Date of Report: June 30, 1997

                         BOONTON ELECTRONICS CORPORATION

                            A New Jersey Corporation
                   IRS Employer Identification No. 22-1543137

                   25 Eastmans Road, Parsippany, NJ 07054-0465
                                 (973) 386-9696

         Item 5.  OTHER EVENTS
                  ------------

         On June 30, 1997, the Board of Directors of Boonton Electronics Corporation (BEC) agreed to enter into a Subscription and Option Agreement with G.E.M. USA, Inc. (GEM), a wholly-owned subsidiary of General de Mesure et de Maintenance Electronique, S.A. (GMME), whereby GEM shall have the option to buy 435,984 shares of the common stock of BEC at an option price of $3.24 per share. The term of the option agreement shall be for a period of wo years. GEM shall pay BEC $25,000 for this option and shall simultaneously purchase 7,716 shares of BEC's common stock from the corporation for $25,000.

         Further, on June 30, 1997, the Board of Directors of BEC resolved to enter into a Shared Facilities Agreement with B&K Precision, Inc. (B&K), a wholly-owned subsidiary of GEM, as additional consideration for the above noted option. B&K shall pay BEC a monthly management fee of $15,000 and shall also pay rent at the same price per square foot as BEC for the area sublet to B&K. This agreement shall reduce BEC's overhead costs substantially and shall improve BEC's results of operations.

         In addition, at the Board of Directors meeting held on June 30, 1997, in accordance with the by-laws of the corporation, Yves Guyomar, President and CEO of BEC, was appointed to serve as a member of the Board of Directors until the next election of directors at BEC's 1998 Annual Meeting of Shareholders. Victor Tolan resigned his seat on the Board in order to accommodate Mr. Guyomar's appointment.


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         EXHIBITS:  None
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                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          BOONTON ELECTRONICS CORPORATION



                          By /s/   JOHN E. TITTERTON
                                   ------------------------------------------
                                   John E. Titterton, Vice President Finance,
                                   Secretary/Treasurer

Dated:  July 7, 1997